Executive Version

Exhibit 10.2

AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT

made by

ARC GROUP WORLDWIDE, INC.,
as the Parent

and

Advanced Forming Technology, Inc.,
ARC WIRELESS, INC.,
FLOMET LLC,
GENERAL FLANGE & FORGE LLC,
TEKNA SEAL LLC,
3D MATERIAL TECHNOLOGIES, LLC,

QUADRANT METALS TECHNOLOGIES LLC,

ARC METAL STAMPING, LLC,

ADVANCE TOOLING CONCEPTS, LLC

THIXOFORMING LLC, AND

ARC WIRELESS, LLC

and their respective Subsidiaries

in favor of

CITIZENS BANK, N.A.,
as Administrative Agent
and Collateral Agent

Dated as of September 29, 2016

TABLE OF CONTENTS

SECTION 1. DEFINED TERMS		2
1.1	Definitions	2
1.2	Other Definitional Provisions	6
SECTION 2. GUARANTEE		6
2.1	Guarantee	6
2.2	Right of Contribution	7
2.3	No Subrogation	7
2.4	Amendments, etc. with respect to the Borrower Obligations	8
2.5	Guarantee Absolute and Unconditional	8
2.6	Reinstatement	9
2.7	Payments	9
2.8	Keepwell	9
SECTION 3. GRANT OF SECURITY INTEREST		9
3.1	Grant	9
3.2	Filings	10
SECTION 4. REPRESENTATIONS AND WARRANTIES		11
4.1	Title; No Other Liens	11
4.2	Perfected First Priority Liens	11
4.3	Jurisdiction of Organization; Chief Executive Office	11
4.4	Inventory and Equipment	11
4.5	Farm Products	11
4.6	Investment Property	11
4.7	Receivables	12
4.8	Intellectual Property	12
4.9	Commercial Tort Claims	12
4.10	Excluded Property	13
4.11	Perfection Certificate	13
SECTION 5. COVENANTS		13
5.1	Issuer Covenants	13
5.2	Payment of Obligations	13
5.3	Maintenance of Perfected Security Interest; Further Documentation	13
5.4	Changes in Locations, Name, etc	14
5.5	Notices	14
5.6	Investment Property	15
5.7	Receivables	16
5.8	Intellectual Property	16
5.9	Compliance with Credit Agreement	17
5.10	Commercial Tort Claims	17
5.12	Other Actions	17
SECTION 6. REMEDIAL PROVISION		19
6.1	Certain Matters Relating to Receivables	19
6.2	Communications with Obligors; Grantors Remain Liable	19
6.3	Pledged Equity	20
6.4	Proceeds to be Turned Over To Administrative Agent	20
6.5	Application of Proceeds	21
6.6	Code and Other Remedies	21
6.7	Deficiency	21
SECTION 7. THE ADMINISTRATIVE AGENT		22
7.1	Administrative Agent’s Appointment as Attorney-in-Fact, etc.	22
7.2	Duty of Administrative Agent	23
7.3	Authorization of Financing Statements	23
7.4	Authority of Administrative Agent	23

SECTION 8. MISCELLANEOUS		24
8.1	Amendments in Writing	24
8.2	Notices	24
8.3	No Waiver by Course of Conduct; Cumulative Remedies	24
8.4	Enforcement Expenses; Indemnification	24
8.5	Successors and Assigns	25
8.6	Set-Off	25
8.7	Counterparts	25
8.8	Severability	25
8.9	Section Headings	25
8.10	Integration	25
8.11	GOVERNING LAW	25
8.12	Submission To Jurisdiction; Waivers	25
8.13	Acknowledgements	26
8.14	Additional Grantors	26
8.15	Releases	26
8.16	WAIVER OF JURY TRIAL	27

Schedules

1Notice Addresses of Guarantors

2Description of Investment Property

3Filings and Other Actions Required to Perfect Security Interests

4Jurisdiction of Organization, etc.

5Locations of Inventory and Equipment

6Deposit Accounts, Securities Accounts and Commodity Accounts

7Receivables Due from Governmental Authorities

8Copyrights; Patents; Trademarks

9Commercial Tort Claims

Exhibits

AForm of Copyright Security Agreement

BForm of Patent Security Agreement

CForm of Trademark Security Agreement

Annex 1 - Form of Guarantee and Collateral Agreement Supplement

AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT

AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT, dated as of September 29, 2016, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Grantors”), in favor of CITIZENS BANK, N.A. (formerly known as RBS Citizens, N.A. (“Citizens”), as Administrative Agent and as Collateral Agent (each as defined below) for the banks and other financial institutions or entities (together, for purposes of this Agreement, the “Lenders”) from time to time parties to the Second Amended and Restated Credit Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among ARC GROUP WORLDWIDE, INC., a Utah corporation (the “Parent”), Advanced Forming Technology, Inc., a Colorado corporation (“AFT”), ARC WIRELESS, INC., a Delaware corporation (“Wireless”), Arc Wireless, LLC, a Delaware limited liability company (“Wireless LLC”), FLOMET LLC, a Delaware limited liability company (“Flomet”), GENERAL FLANGE & FORGE LLC, a Delaware limited liability company (“General Flange”), TEKNA SEAL LLC, a Florida limited liability company (“TeknaSeal”), 3D MATERIAL TECHNOLOGIES, LLC, a Delaware limited liability company (“3D Material”), QUADRANT METALS TECHNOLOGIES LLC, a Delaware limited liability company (“Quadrant” and together with AFT, Wireless, Flomet, General Flange, TeknaSeal, 3D Material, the “Existing Borrowers” and each, an “Existing Borrower”), ARC METAL STAMPING, LLC, a Delaware limited liability company (“Stamping”), ADVANCE TOOLING CONCEPTS, LLC, a Colorado limited liability company (“Tooling”), and THIXOFORMING LLC, a Colorado limited liability company (“Thixoforming” and together with the Existing Borrowers, Stamping, Tooling and Wireless LLC, each a “Borrower” and, collectively the “Borrowers”), the Lenders and Citizens, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined in the Credit Agreement).

WITNESSETH:

WHEREAS, the Administrative Agent, the Collateral Agent,  the Lenders, the Existing Borrowers and the Parent are parties to that certain Amended and Restated Credit Agreement, dated as of November 10, 2014, as amended (the “First Amended and Restated Credit Agreement”);

WHEREAS, in connection with the First Amended and Restated Credit Agreement and the Original Credit Agreement, as defined therein, the Borrowers executed and delivered the Guarantee and Collateral Agreement, dated as of April 7, 2014 (the “Existing Guarantee and Collateral Agreement”) in favor of the Administrative Agent for the benefit of the Secured Parties;

WHEREAS, the Borrowers and the Parent desire to amend and restate the First Amended and Restated Credit Agreement in its entirety pursuant to the Credit Agreement;

WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein;

WHEREAS, the Borrowers and the Parent are members of an affiliated group of companies that includes each other Grantor;

WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrowers to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

WHEREAS, the Borrowers and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement;

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrowers under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Lenders, to amend and restate the Existing Guarantee and Collateral Agreement in its entirety.

NOW, THEREFORE, in consideration of the premises and to induce the Agents and the Lenders to enter into the Credit Agreement and to induce the Lenders to make and maintain their respective extensions of credit to the Borrowers thereunder and to enter into or provide (or for their Affiliates to enter into or provide) Secured Hedge Agreements and Cash Management Services to the Borrowers and other Loan Parties, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:

SECTION 1. DEFINED TERMS

1.1Definitions (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the New York UCC: Accounts, Account Debtor, Certificated Security, Chattel Paper, Commercial Tort Claims, Commodity Account, Commodity Contract, Commodity Intermediary, Documents, Electronic Chattel Paper, Entitlement Order, Equipment, Farm Products, Financial Asset, Fixtures, General Intangibles, Goods, Instruments (as defined in Article 9 of the New York UCC), Inventory, Letter-of-Credit Rights, Letters of Credit, Money, Payment Intangibles, Records, Registered Organization, Securities Account, Security, Security Entitlement, Supporting Obligations and Tangible Chattel Paper.

(b)The following terms shall have the following meanings:

“Agreement” means this Guarantee and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Borrower Obligations” means, with respect to each Borrower, all Obligations of such Borrower.

“Cash Collateral Account” shall mean any account established and maintained in accordance with the provisions of Section 2.13 or 8.02 of the Credit Agreement and all property from time to time on deposit in such Cash Collateral Account.

“Collateral” has the meaning specified in Section 3.

“Collateral Account” means any collateral account established by the Collateral Agent as provided in Section 6.1 or 6.4.

“Commodity Account Control Agreement” shall mean a control agreement in a form that is reasonably satisfactory to the Administrative Agent establishing the Collateral Agent’s Control with respect to any Commodity Account.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Contracts” shall mean, with respect to each Grantor, all sale, service, performance, equipment or property lease contracts, agreements and grants and all other contracts, agreements or grants (in each case, whether written or oral, or third party or intercompany), between such Grantor and any third party, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof.

“Control” shall mean (i) in the case of each Deposit Account, “control,” as such term is defined in Section 9-104 of the UCC, (ii) in the case of any Security, Securities Account or Security Entitlement, “control,” as such term is defined in Section 8-106 or 8-501 of the UCC, and (iii) in the case of any Commodity Account or Commodity Contract, “control,” as such term is defined in Section 9-106 of the UCC.

“Control Agreements” shall mean a Deposit Account Control Agreement, a Securities Account Control Agreement or a Commodity Account Control Agreement, or any other agreement having substantially the same effect as the foregoing (insofar as they are intended to confer Control over the subject property upon the Collateral Agent) and reasonably acceptable to the Administrative Agent.

“Copyrights” means (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those registered copyrights listed in Schedule 8), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

“Copyright Licenses” means any written agreement naming any Grantor as licensor or licensee, granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Copyright Security Agreement” means a copyright security agreement executed by a Grantor in favor of the Collateral Agent, substantially in the form of Exhibit A.

“Deposit Account” has the meaning specified in the Uniform Commercial Code of any applicable jurisdiction and in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution.

“Deposit Account Control Agreement” shall mean an agreement, in form and substance reasonably satisfactory to the Administrative Agent, establishing the Collateral Agent’s Control with respect to any Deposit Account.

“Excluded Account” has the meaning specified in Section 5.11(b).

“Excluded Property” means, with respect to a Grantor, (a) “intent-to-use” Trademark applications, in each case until such time as such Grantor files a statement of use with respect to such Trademark applications, (b) more than 65% of Foreign Subsidiary Voting Stock, (c) Vehicles, and (d) any permit or license issued by a Governmental Authority to any Grantor or any agreement, contract or lease to which any Grantor is a party, in each case, only to the extent and for so long as the terms of such permit, license, agreement, contract or lease or any applicable requirement of Law applicable thereto validly and effectively prohibit the creation by such Grantor of a security interest in such permit, license or agreement in favor of the Administrative Agent (after giving effect to Sections 9‑406(d), 9‑407(a), 9‑408(a) or 9-409 of the UCC (or any successor provision or provisions) or any other applicable law (including the Bankruptcy Code) or principles of equity); and (e) any payroll or benefits account so long as such payroll or benefits account is a zero balance account, and any withholding tax or fiduciary account; provided,  however, that (x) Excluded Property shall not include any Proceeds of any property described in clause (a), (b), (c), (d), or (e) and (y) any such property that at any time ceases to satisfy the criteria for Excluded Property (whether as a result of the applicable Grantor obtaining any necessary consent, any change in Law, or otherwise), shall no longer be Excluded Property.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap

Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a Lien to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act (or the application or official interpretation thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 2.8 hereof and any other “keepwell, support or other agreement for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Guarantor, or grant by such Guarantor of a Lien, becomes effective with respect to such Swap Obligation.  If a Swap Obligation arises under a Master Agreement governing more than one Swap Contract, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swap Contracts for which such Guaranty or Lien is or becomes excluded in accordance with the first sentence of this definition.

“Foreign Subsidiary Voting Stock” means the voting Equity Interests of any Foreign Subsidiary.

“Guarantee and Collateral Agreement Supplement” means a supplement hereto substantially in the form of Annex I hereto.

“Guarantor Obligations” means, with respect to any Guarantor, all of such Guarantor’s Obligations under Section 2.

“Guarantors” means (i) with respect to the Borrower Obligations of each Borrower, each other Borrower and all Grantors other than the Borrowers and (ii) with respect solely to any Swap Obligation of a Specified Loan Party (determined before giving effect to Section 2.8) under this Agreement, each Grantor other than a Specified Loan Party.

“Intellectual Property” means all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intellectual Property Security Agreement” means any Patent Security Agreement, Trademark Security Agreement or Copyright Security Agreement.

“Intercompany Note” means any promissory note evidencing loans made by any Grantor to any other Grantor or any other Loan Party.

“Investment Property” means (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC (other than to the extent constituting Excluded Property), and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Equity (other than to the extent constituting Excluded Property).

“Issuers” means all issuers of any Investment Property.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Patents” means (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to on Schedule 8, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to on Schedule 8, and (iii) all rights to obtain any reissues or extensions of the foregoing.

“Patent License” means all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent.

“Patent Security Agreement” means a patent security agreement executed by a Grantor in favor of the Administrative Agent, substantially in the form of Exhibit B.

“Pledged Equity” means the shares of Equity Interests listed on Schedule 2, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Equity Interests of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect other than to the extent constituting Excluded Property.

“Pledged Notes” means all promissory notes listed on Schedule 2, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than (a) promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business and (b) any individual promissory note which is less than $10,000 in principal amount, up to an aggregate of $50,000 for all such promissory notes excluded under this clause (b)).

“Proceeds” means all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Qualified ECP Guarantor” means, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Receivable” means any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

“Reimbursement Obligation” means the obligation of each Borrower to reimburse the Issuing Bank for amounts drawn under Letters of Credit.

“Secured Obligations” means (i) in the case of each Borrower, its Borrower Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.  A Grantor may have both Borrower Obligations and Guarantor Obligations.

“Securities Account Control Agreement” shall mean an agreement, in form and substance reasonably satisfactory to the Administrative Agent, establishing the Collateral Agent’s Control with respect to any Securities Account.

“Securities Act” means the Securities Act of 1933, as amended.

“Specified Loan Party” means any Loan Party that is not then an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 2.8 hereof).

“Swap Obligations” means any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Trademarks” means (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing that are registered or filed items referred to on Schedule 8, and (ii) the right to obtain all renewals thereof.

“Trademark License” means any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark.

“Trademark Security Agreement” means a trademark security agreement executed by a Grantor in favor of the Collateral Agent, substantially in the form of Exhibit C.

“Vehicles” means all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state.

1.2Other Definitional Provisions.  (a) The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule, Exhibit and Annex references are to this Agreement unless otherwise specified.

(b)The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c)Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

SECTION 2. GUARANTEE

2.1Guarantee  (a) Each of the Guarantors hereby unconditionally and irrevocably guarantees to the Administrative Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, permitted transferees and permitted assigns, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations of each Borrower other than any Obligation that, if guaranteed by such Guarantor, would constitute an Excluded Swap Obligation.

(b)Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

(c)Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any Secured Party hereunder.

(d)The guarantee contained in this Section 2 shall remain in full force and effect until all the Obligations (other than contingent indemnity obligations not yet due and payable) shall have been satisfied by payment in full in cash, no Letter of Credit shall be outstanding and the Commitments shall be terminated, notwithstanding that from time to time the Loan Parties may be free from any Obligations.

(e)No payment made by any of the Borrowers, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any other Secured Party from any of the Borrowers, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Obligations or any payment received or collected from such Guarantor in respect of the Obligations), remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the Obligations (other than contingent indemnity obligations not then due and payable) are paid in full in cash, no Letter of Credit shall be outstanding and the Commitments are terminated.

(f)Any of the Indebtedness of any Loan Party now or hereafter owing to any Borrower or any Guarantor is hereby subordinated and junior in right of payment to the Secured Obligations of such Borrower or Guarantor, and if the Administrative Agent so requests at a time when an Event of Default exists, all such Indebtedness of such Loan Party either, at the Administrative Agent’s option, shall not be paid, or shall be collected, enforced and received for the benefit of the Administrative Agent on account of the Secured Obligations of such Borrower or Guarantor, but without affecting or impairing in any manner the liability of any Borrower or any Guarantor under the other provisions of this Agreement and the other Loan Documents.

2.2Right of Contribution.  Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment.  Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.1(f) and Section 2.3.  The provisions of Section 2.1(f) and this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the other Secured Parties, and each Guarantor shall remain liable to the Administrative Agent and the Lenders for the full amount guaranteed by such Guarantor hereunder until the Obligations (other than contingent indemnity obligations not then due and payable) are paid in full in cash, no Letter of Credit shall be outstanding and the Commitments are terminated.

2.3No Subrogation.  Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent or any other Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any other Secured Party against any Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any other Secured Party for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from any Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent and the other Secured Parties by any Borrower on account of the Obligations (other than contingent indemnity obligations not then due and payable) are paid in full in cash, no Letter of Credit shall be outstanding and the Commitments are terminated.  If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations (other than contingent indemnity obligations not then due and payable) shall not have been paid in full in cash, such amount shall be held by such Guarantor in trust for the Administrative Agent and the other Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in the order specified in the Credit Agreement.

2.4Amendments, etc. with respect to the Obligations.  Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by the Administrative Agent or any other Secured Party may be rescinded by the Administrative Agent or such other Secured Party and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any other Secured Party, and the Credit Agreement, the other Loan Documents, the Secured Hedge Agreements, the Cash Management Obligations and any other documents executed and delivered in connection with any of the foregoing may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be) or other applicable Secured Parties may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any other Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released.  Except as otherwise specifically required pursuant to Section 7.2, neither the Administrative Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

2.5Guarantee Absolute and Unconditional  To the extent permitted by law, each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any other Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between any Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2.  To the extent permitted by law, each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any Borrower or any of the Guarantors with respect to the Obligations.  Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any other Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment, performance or release) which may at any time be available to or be asserted by any Borrower or any other Person against the Administrative Agent or any other Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of any Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Borrower or any other Person for the Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance.  When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any other Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from any Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any such Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any other Secured Party against any Guarantor.  For the purposes of this Section 2.5 only, “demand” shall include the commencement and continuance of any legal proceedings.

2.6Reinstatement.  The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.  This Section 2.6 shall survive the termination of this Agreement and repayment and satisfaction of the Obligations.

2.7Payments.  Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim (other than for a defense of payment, performance or release) in Dollars at the Administrative Agent’s Office.

2.8Keepwell  Each Loan Party that is a Qualified ECP Guarantor at the time the Guaranty or the grant of a Lien hereunder, in each case, by any Specified Loan Party becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under this Agreement and the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Section 2 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full.  Each Loan Party intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

SECTION 3. GRANT OF SECURITY INTEREST

3.1Grant.  Each Grantor hereby (i) assigns and transfers to the Collateral Agent, and hereby grants to the Collateral Agent and (ii) reassigns and retransfers to the Collateral Agent, and hereby regrants to the Collateral Agent, in each case for the ratable benefit of the Secured Parties, a security interest in all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Secured Obligations:

(a)all Accounts;

(b)all Chattel Paper;

(c)all Contracts;

(d)all Money and Deposit Accounts;

(e)all Documents (other than title documents with respect to Vehicles);

(f)all Equipment and Goods;

(g)all General Intangibles;

(h)all Fixtures;

(i)all Instruments;

(j)all Intellectual Property;

(k)all Inventory;

(l)all Investment Property;

(m)all Letters of Credit and Letter-of-Credit Rights;

(n)all Receivables;

(o)all Commercial Tort Claims, including those described on Schedule 9 hereto;

(p)all other property not otherwise described above;

(q)all books and records pertaining to the Collateral; and

(r)to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided however, that the Collateral shall not include the Excluded Property.

3.2Filings.  (a) Each Grantor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any financing statements (including fixture filings), continuation statements, and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Collateral, including (i) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor, (ii) any financing or continuation statements or other documents without the signature of such Grantor where permitted by law, including the filing of a financing statement describing the Collateral as “all assets now owned or hereafter acquired by the Grantor or in which Grantor otherwise has rights” or words of similar import, and (iii) in the case of a financing statement filed as a fixture filing or covering Collateral constituting minerals or the like to be extracted or timber to be cut, a sufficient description of the real property to which such Collateral relates.  Each Grantor agrees to provide all information described in the immediately preceding sentence to the Collateral Agent promptly upon reasonable request by the Collateral Agent.

(b)Each Grantor hereby further authorizes the Collateral Agent to file filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country), including this Agreement or any Intellectual Property Security Agreement, or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by such Grantor hereunder, without the signature of such Grantor, and naming such Grantor, as debtor, and the Collateral Agent, as secured party.

SECTION 4. REPRESENTATIONS AND WARRANTIES

To induce the Agents and the Lenders to enter into the Credit Agreement and to induce the Lenders and their Affiliates, as applicable, to make their respective extensions of credit to the Borrowers thereunder and to enter into Secured Hedge Agreements and provide Cash Management Services, each Grantor hereby represents and warrants to each Agent and each Lender that:

4.1Title; No Other Liens.  Except for the security interest granted and regranted to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others.  No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement, or as are permitted by the Credit Agreement.

4.2Perfected First Priority Liens.  The security interests granted and regranted pursuant to this Agreement (a) upon completion of the timely and proper filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to in said Schedule, have been delivered to the Collateral Agent in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral (excluding assets, if any, with respect to which a security interest cannot be perfected under the applicable Uniform Commercial Code or through filings with United States registries with respect to Intellectual Property) in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s Secured Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) are prior to all other Liens on the Collateral in existence on the date hereof except to the extent otherwise permitted by the Credit Agreement.

4.3Jurisdiction of Organization; Chief Executive Office.  On the date hereof, such Grantor’s type of organization, jurisdiction of organization, identification number from the jurisdiction of organization (if any), and the location of such Grantor’s chief executive office or sole place of business or principal residence, as the case may be, are specified on Schedule 4.

4.4Inventory and Equipment.  On the date hereof, (a) the Inventory and the Equipment (other than goods with a fair market value of less than $50,000 (in the aggregate for all Grantors) and mobile goods) are kept at the locations listed on Schedule 5, and (b) no Collateral is located outside the United States or is in the possession of any lessor, bailee, warehouseman or consignee, except as listed on Schedule 5.

4.5Farm Products.  None of the Collateral constitutes, or is the Proceeds of, Farm Products.

4.6Investment Property.  (a) The shares of Pledged Equity pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Equity Interests of each Issuer owned by such Grantor or, in the case of Foreign Subsidiary Voting Stock, if less, 65% of the outstanding Foreign Subsidiary Voting Stock of each relevant Issuer.

(b)All the shares of the Pledged Equity have been duly and validly issued, are fully paid and nonassessable, and, if issued by a Person other than a partnership or limited liability company, are represented by a certificate.

(c)Each of the Pledged Notes issued by a Grantor and, to the knowledge of the Grantors, each Pledged Note issued by a third party, constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(d)Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement and except for non-consensual Liens permitted by the Credit Agreement.

(e)Schedule 6 hereto lists, as of the date hereof, each Deposit Account, Securities Account and Commodity Account of such Grantor, specifying in each case the type of account, the name of the institution where such account is maintained, and the account number.

4.7Receivables.  (a) No amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper evidencing obligations in excess of $10,000 individually or $50,000 is the aggregate which has not been delivered to the Collateral Agent.

(b)Except as disclosed on Schedule 7 hereto, none of the obligors on any Receivable is a Governmental Authority.

4.8Intellectual Property.  (a) Schedule 8 lists all Intellectual Property registered with, or applied for, the U.S. Patent and Trademark Office or the U.S. Copyright Office (or any foreign national registry) and owned by such Grantor in its own name on the date hereof.

(b)On the date hereof, all registered Intellectual Property set forth on Schedule 8 and, to the knowledge of each Grantor, all other material Intellectual Property is subsisting, unexpired and enforceable, has not been abandoned and, to the knowledge of each Grantor, the use thereof does not infringe the intellectual property rights of any other Person.

(c)Except as set forth in Schedule 8, on the date hereof, none of the Intellectual Property is the subject of any licensing pursuant to which such Grantor is the licensor.

(d)No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Grantor’s rights in, any Intellectual Property owned by such Grantor or, to the knowledge of each Grantor, any other material Intellectual Property in any respect that could reasonably be expected to have a Material Adverse Effect.

(e)No action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any material Intellectual Property or such Grantor’s ownership interest therein, or (ii) which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

4.9Commercial Tort Claims.

(a)On the date hereof, no Grantor has rights in any Commercial Tort Claim other than as set forth on Schedule 9 hereto.

(b)Upon the filing of a financing statement describing with sufficient detail any Commercial Tort Claim referred to in Section 5.10 hereof against such Grantor in the jurisdiction specified in Schedule 3 hereto, the security interest granted in such Commercial Tort Claim will constitute a valid perfected security interest in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s Secured Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase such Collateral from Grantor, which security interest shall be prior to all other Liens on such Collateral except to the extent otherwise permitted by the Credit Agreement.

4.10Excluded Property.  Such Grantor does not own, and will not own at any time, assets which satisfy the provisions of clause (c) of the definition of Excluded Property, which, when aggregated with the Excluded Property of all Grantors, (a) are essential to the business of the Grantors, taken as a whole, or (b) would materially impair the Collateral Agent’s ability to sell or otherwise transfer the business of the Grantors, taken as a whole, as a going concern if the Collateral Agent does not have a Lien on such Excluded Property.

4.11Perfection Certificate  All information relating to such Grantor in each Perfection Certificate delivered from time to time is true, correct and complete in all material respects at the time such Perfection Certificate is delivered.

SECTION 5. COVENANTS

Each Grantor covenants and agrees with the Agents and the Lenders that, from and after the date of this Agreement until the Obligations (other than contingent indemnity obligations not then due and payable) shall have been paid in full in cash, no Letter of Credit shall be outstanding and the Commitments shall have terminated:

5.1Issuer Covenants.  No Grantor will, or permit any of its Subsidiaries to, if it is a partnership or limited liability company, provide in its partnership agreement, limited liability company agreement or other applicable organization document that any of its Equity Interests issued by it will be securities governed by Article 8 of the New York UCC.  Each Grantor shall deliver all certificates evidencing its Equity Interests to the Collateral Agent, together with any appropriate instruments of transfer.

5.2Payment of Obligations.  Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

5.3Maintenance of Perfected Security Interest; Further Documentation.  (a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest (excluding any security interest in assets, if any, with respect to which a security interest cannot be perfected under the applicable Uniform Commercial Code, through possession or Control by the Collateral Agent, to the extent required hereunder, or through filings with applicable registries with respect to Intellectual Property) having at least the priority described in Section 4.2 and shall defend such security interest against the claims and demands of all Persons whomsoever, subject to the rights of such Grantor under the Loan

Documents to dispose of the Collateral and subject to Liens permitted under Section 7.01 of the Credit Agreement.

(b)Such Grantor will furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Administrative Agent may reasonably request, all in reasonable detail.

(c)At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby (ii) providing the Administrative Agent with a listing of all Deposit Accounts, Securities Accounts and Commodity Accounts of such Grantor and authorizing the financial institutions at which such Grantor maintains any Deposit Accounts, Securities Accounts and Commodity Accounts to provide the Administrative Agent with such information with respect to such Deposit Accounts, Securities Accounts and Commodity Accounts as the Administrative Agent may from time to time reasonably request (and each Grantor hereby consents to such information being provided to the Administrative Agent), and (iii) in the case of Investment Property, Deposit Accounts, Securities Accounts, Commodity Accounts, Letter-of-Credit Rights and any other relevant Collateral, in each case, with the individual face value in excess of $10,000, taking any actions necessary to enable the Collateral Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto.  Without limiting the generality of the foregoing, unless the Administrative Agent shall otherwise consent in writing (which consent may be revoked), each Grantor shall deliver to the Collateral Agent all Collateral consisting of negotiable Documents, certificated securities, Chattel Paper and Instruments, in each case, with the individual face value in excess of $10,000 (in each case, accompanied by stock powers, allonges or other instruments of transfer executed in blank) promptly after such Grantor receives the same.

5.4Changes in Locations, Name, etc  Such Grantor will not do any of the following, except upon 10 days prior written notice to the Administrative Agent (or such shorter period as reasonably agreed by the Administrative Agent) and execution and delivery to the Administrative Agent of (a) all additional financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedule 5 showing any additional location at which Inventory or Equipment shall be kept:

(i)change its jurisdiction of organization from that referred to in Section 4.3;

(ii)change its name; or

(iii)in the case of any Grantor that is not a Registered Organization, change its location from that referred to in Section 4.3.

No Grantor shall be organized under the laws of, or located in, any jurisdiction other than the States of the United States.

5.5Notices.  Such Grantor will advise the Administrative Agent promptly, in reasonable detail, of:

(a)any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would materially adversely affect the ability of the Collateral Agent to exercise any of its remedies hereunder; and

(b)of the occurrence of any other event, which could reasonably be expected to have, a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

5.6Investment Property.  (a) If such Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Equity Interests of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Equity, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Secured Parties, hold the same in trust for the Collateral Agent, where evidenced by a physical certificate or documents, and deliver the same forthwith to the Collateral Agent in the exact form received, duly indorsed by such Grantor to the Collateral Agent, if required, together with an undated stock or transfer power covering such certificate duly executed in blank by such Grantor and with, if the Collateral Agent so requests, signature guaranteed, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Obligations.  Upon the occurrence and during the continuance of an Event of Default, unless and until the Collateral Agent elects to the contrary by notice to the Parent, any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent, be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations.  If any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Grantor during the continuance of an Event of Default, such Grantor shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

(b)Without the prior written consent of the Collateral Agent, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any Equity Interests of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any Equity Interests of any nature of any Issuer (except pursuant to a transaction expressly permitted by the Credit Agreement), (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement and except for non-consensual Liens to the extent permitted by the Credit Agreement, or except pursuant to a transaction expressly permitted by the Credit Agreement, or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Collateral Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof.

(c)In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 5.6(a) with respect to the Investment Property issued by it, and (iii) the terms of Section 6.3(c) shall apply to it, mutatis mutandis, with respect to all actions that may be required of it with respect to the Investment Property issued by it.

5.7Receivables.  (a) Other than in the ordinary course of business consistent with its past practice, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could materially and adversely affect the value thereof.

(b)Such Grantor will deliver to the Collateral Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of any of the Receivables of the Parent or any of its Subsidiaries.

(c)Such Grantor shall comply with the provisions set forth in Section 6.20 of the Credit Agreement with respect to any Accounts and any invoices or other requests for payment in connection therewith.

5.8Intellectual Property.  (a) Such Grantor (either itself or through licensees) will, except as shall be consistent with Grantor’s commercially reasonable business judgment, (i) continue to use each material Trademark owned by such Grantor in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past substantially the quality of products and services offered under each such Trademark, (iii) use each such Trademark with the appropriate notice of registration and all other notices and legends, in each case as required by applicable Law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of any such Trademark unless the Collateral Agent, for the ratable benefit of the Lenders, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any such material Trademark may become invalidated or impaired in any material way.

(b)Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any material Patent owned by such Grantor may become invalidated, unenforceable, abandoned or dedicated to the public.

(c)Such Grantor (either itself or through licensees), except as shall be consistent with Grantor’s commercially reasonable business judgment (i) will employ each material Copyright owned by such Grantor and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of such Copyrights may become invalidated or otherwise impaired.  Such Grantor will not (either itself or through licensees), except as shall be consistent with Grantor’s commercially reasonable business judgment, do any act whereby any material portion of such Copyrights may fall into the public domain.

(d)Such Grantor (either itself or through licensees) will not knowingly infringe the intellectual property rights of any other Person.

(e)Such Grantor will notify the Collateral Agent promptly if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property owned by such Grantor may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of, or the validity of, any material Intellectual Property or such Grantor’s right to register the same or to own and maintain the same.

(f)Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Collateral Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs.  Upon request of the Collateral Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Collateral Agent may reasonably request (which may include any applicable Intellectual Property Security Agreement) to evidence the Collateral Agent’s and the Lenders’ security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

(g)Except as shall be consistent with a Grantor’s commercially reasonable business judgment, such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property owned by such Grantor, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

(h)In the event that any material Intellectual Property owned by a Grantor is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Collateral Agent after it learns thereof and, except as shall be consistent with a Grantor’s commercially reasonable business judgment, sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

5.9Compliance with Credit Agreement.  Such Grantor shall comply with all of the covenants and other provisions of the Credit Agreement which apply to it by their terms.

5.10Commercial Tort Claims.  If such Grantor shall obtain an interest in any Commercial Tort Claim with a potential value in excess of $50,000, such Grantor shall, within 30 days of obtaining such interest, (i) notify the Collateral Agent thereof and (ii) if requested by the Collateral Agent, sign and deliver documentation reasonably acceptable to the Collateral Agent granting a security interest under the terms and provisions of this Agreement in and to such Commercial Tort Claim.

5.11Other Actions.  In order to further ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Collateral Agent’s security interest in the Collateral, each Grantor represents and warrants (as to itself) as follows and agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Collateral:

(a)Instruments and Tangible Chattel Paper.  If any amount then payable under or in connection with any of the Collateral shall be evidenced by any Instrument or Tangible Chattel Paper with an individual face value in excess of $10,000, the Grantor acquiring such Instrument or Tangible Chattel Paper shall promptly endorse, assign and deliver such Instrument or Tangible Chattel Paper to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably specify.

(b)Deposit Accounts.  No Grantor has consented to, nor is otherwise aware of, any other Person (other than the Collateral Agent pursuant hereto) having Control over any Deposit Account. From and after the date hereof, no Grantor shall establish or maintain any Deposit Account (other than (i) any payroll or benefits account so long as such payroll account is a zero balance account, (ii) any withholding tax or other trust or fiduciary account, and (iii) other Deposit Accounts so long as the aggregate amount deposited in all such Deposit Accounts, together with the aggregate value of Investment Property, Commodity Contracts and other property standing to the credit of Securities Accounts and Commodity Accounts with respect to which no Control Agreement has been delivered pursuant to subsection (c) below, does not exceed $50,000 (each, an “Excluded Account” and collectively, the “Excluded Accounts”)) unless, (1) other than, in the case of this clause (1) only, with respect to Deposit Accounts maintained on the Closing Date and disclosed in the Perfection Certificate delivered on the Closing date, it shall have given the Collateral Agent 10 days’ prior written notice of its intention to establish such new Deposit Account with a Bank and (2) such Bank and such Grantor shall have duly executed and delivered to the Collateral Agent a Deposit Account Control Agreement with respect to such Deposit Account.  The Collateral Agent agrees with each Grantor that the Collateral Agent shall not give any instructions directing the disposition of funds from time to time credited to any Deposit Account or withhold any withdrawal rights from such Grantor with respect to funds from time to time credited to any Deposit Account unless an Event of Default has occurred and is continuing.  The provisions of this Section 5.11(b) shall not apply to any Deposit Account for which the Collateral Agent is the bank.  No Grantor shall grant (or permit the granting of) Control of any Deposit Account to any person other than the Collateral Agent.

(c)Securities Accounts and Commodity Accounts.  (i) No Grantor has consented to, nor is otherwise aware of, any other Person (other than the Collateral Agent pursuant hereto) having Control over any Securities Account or Commodities Account.  From and after the date hereof, Grantor shall establish or maintain any Securities Account or Commodity Account with any Securities Intermediary or Commodity Intermediary (other than Securities Accounts and Commodity Accounts with respect to which the aggregate value of Investment Property, Commodity Contracts and other property contained therein does not, when combined with the aggregate amount deposited in Deposit Accounts with respect to which no Control Agreement has been delivered in reliance on clause  (iii) of subsection (b) above, does not exceed $50,000) unless (1) it shall have given the Collateral Agent 10 days’ prior written notice of its intention to establish such Securities Account or Commodity Account with such Securities Intermediary or Commodity Intermediary and (2) such Securities Intermediary or Commodity Intermediary, as the case may be, and such Grantor shall have duly executed and delivered a Control Agreement with respect to such Securities Account or Commodity Account, as the case may be.  The Collateral Agent agrees with each Grantor that the Collateral Agent shall not give any Entitlement Orders or instructions or directions to any issuer of uncertificated securities, Securities Intermediary or Commodity Intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by such Grantor, unless an Event of Default has occurred and is continuing or, after giving effect to any such investment and withdrawal rights, would occur.  The provisions of this Section 5.11(c) shall not apply to any Financial Assets credited to a Securities Account for which the Collateral Agent is the Securities Intermediary.  No Grantor shall grant Control over any Investment Property to any person other than the Collateral Agent.

(ii)As between the Secured Parties and the Grantors, the Grantors shall bear the investment risk with respect to all Investment Property constituting part of the Collateral and the risk of loss of, damage to, or the destruction of such Investment Property and any Commodity Contract or Commodity Account, whether in the possession of, or maintained as a Security Entitlement or deposit by, or subject to the Control of, the Collateral Agent, a Securities Intermediary, a Commodity Intermediary, any Grantor or any other person.

(d)Electronic Chattel Paper and Transferable Records.  As of the date hereof, no amount under or in connection with any of the Collateral is evidenced by any Electronic Chattel Paper or any “transferable record” (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction).  If any amount in excess of $10,000 payable under or in connection with any of the Collateral shall be evidenced by any Electronic Chattel Paper or any transferable record, the Grantor acquiring such Electronic Chattel Paper or transferable record shall promptly notify the Collateral Agent thereof and shall take such action as the Collateral Agent may reasonably request to vest in the Collateral Agent control of such Electronic Chattel Paper under Section 9-105 of the UCC or control under Section 201 of the Federal

Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.  The Collateral Agent agrees with such Grantor that the Collateral Agent will use its reasonable efforts to arrange, pursuant to procedures reasonably satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent’s loss of control, for the Grantor to make alterations to the Electronic Chattel Paper or transferable record permitted under Section 9-105 of the UCC or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such Electronic Chattel Paper or transferable record.

(e)Letter-of-Credit Rights.  If any Grantor is at any time a beneficiary under a Letter of Credit with face value in excess of $10,000 now or hereafter issued, such Grantor shall promptly notify the Collateral Agent thereof and such Grantor shall, at the request of the Collateral Agent, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) arrange for the issuer and any confirmer of such Letter of Credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under the Letter of Credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of such Letter of Credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the Letter of Credit are to be applied as provided in the Credit Agreement.

SECTION 6. REMEDIAL PROVISIONS

6.1Certain Matters Relating to Receivables.  (a) In addition to the inspection and other rights under Section 6.10 of the Credit Agreement, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable and that is reasonably acceptable to Grantors, and each Grantor shall furnish all such assistance and information as the Administrative Agent may require in connection with such test verifications.

(b) If required by the Collateral Agent upon the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in a deposit account (each, a “Collateral Account”) maintained under the sole dominion and control of the Collateral Agent as security for the Obligations, subject to withdrawal by the Collateral Agent for the account of the Lenders only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Collateral Agent and the Lenders, segregated from other funds of such Grantor.  Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

6.2Communications with Obligors; Grantors Remain Liable.  (a) Each Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables and parties to the Contracts to verify with them to such Agent’s satisfaction the existence, amount and terms of any Receivables or Contracts.

(b)Upon the request of the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables and parties to the Contracts that the Receivables and the Contracts have been assigned to the Collateral Agent for the ratable benefit of the Lenders and that payments in respect thereof shall be made directly to the Collateral Agent.

(c)Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto.  Neither Agent nor any other Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) or Contract by reason of or arising out of this Agreement or the receipt by either Agent or any other Secured Party of any payment relating thereto, nor shall either Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) or Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

6.3Pledged Equity.  (a) Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the relevant Grantor of the Collateral Agent’s intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Equity and all payments made in respect of the Pledged Notes, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate or other organizational rights with respect to the Pledged Equity.

(b)If an Event of Default shall occur and be continuing and the Collateral Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Collateral Agent shall have the right, by notice to the Parent, to receive, commencing immediately upon delivery of such notice, any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property (other than dividends for taxes and corporate overhead expenses permitted under the Credit Agreement) and make application thereof to the Obligations in accordance with Section 6.5, and (ii) any or all of the Investment Property shall be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders or other equityholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the Collateral Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c)Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Collateral Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from or consent of such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby (including pursuant to subsection (a) above), pay any dividends or other payments with respect to the Investment Property directly to the Collateral Agent.

6.4Proceeds to be Turned Over To Collateral Agent.  In addition to the rights of the Collateral Agent and the Lenders specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and cash equivalents shall be held by such Grantor in trust for the Collateral Agent and the Lenders, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required).  All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its sole dominion and control.  All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Collateral Agent and the other Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

6.5Application of Proceeds.  At such intervals as may be agreed upon by the Parent and the Collateral Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Collateral Agent’s election, the Collateral Agent may apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, and any proceeds of the guarantee set forth in Section 2, in payment of the Obligations in the order set forth in Section 8.03 of the Credit Agreement.

6.6Code and Other Remedies.  If an Event of Default shall occur and be continuing, the Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable Law.  Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by Law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived to the extent permitted by applicable Law), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  The Collateral Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by Law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived to the extent permitted by applicable Law and released.  Each Grantor further agrees, at the Collateral Agent’s request, upon the occurrence and during the continuation of an Event of Default, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere.  The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent and the Lenders hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in accordance with the Loan Documents, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of Law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Collateral Agent account for the surplus, if any, to any Grantor.  To the extent permitted by applicable Law, each Grantor waives all claims, damages and demands it may acquire against the Collateral Agent or any Lender arising out of the exercise by them of any rights hereunder.  If any notice of a proposed sale or other disposition of Collateral shall be required by Law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

6.7Deficiency  Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Secured

Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent or any other Secured Party to collect such deficiency.

SECTION 7. THE COLLATERAL AGENT

7.1Collateral Agent’s Appointment as Attorney-in-Fact, etc  (a) Until the Obligations (other than contingent indemnity obligations not then due and payable) are paid in full in cash, each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments, in each case, after the occurrence and during the continuance of an Event of Default, which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i)in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Receivable or Contract or with respect to any other Collateral whenever payable;

(ii)in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Collateral Agent’s and the other Lenders’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii)pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv)execute, in connection with any sale provided for in Section 6.6, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v)(A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; (G) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 7.1(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

(b)If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement, upon notice to the applicable Grantor.

(c)The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at the rate per annum specified under the Credit Agreement, shall be payable by such Grantor to the Collateral Agent promptly on demand.

(d)Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

7.2Duty of Collateral Agent.  The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. Neither the Collateral Agent, any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent’s and the other Secured Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Agent or any other Secured Party to exercise any such powers. The Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own bad faith, gross negligence or willful misconduct.

7.3Authorization of Financing Statements.  Pursuant to any applicable Law, each Grantor authorizes the Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent under this Agreement. Each Grantor authorizes the Collateral Agent to use the collateral description “all assets, whether now owned or hereafter acquired or arising and all proceeds thereof”, “all assets” or “all personal property” in any such financing statements. Each Grantor hereby ratifies and authorizes the filing by the Collateral Agent of any financing statement with respect to the Collateral made prior to the date hereof.

7.4Authority of Collateral Agent.  Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the

Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agents shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 8. MISCELLANEOUS

8.1Amendments in Writing.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.01 of the Credit Agreement.

8.2Notices.  All notices, requests and demands to or upon either Agent or any Grantor hereunder shall be effected in the manner provided for in Section 10.02 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at their respective notice addresses set forth on Schedule 1.

8.3No Waiver by Course of Conduct; Cumulative Remedies.  Neither Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy, which the Collateral Agent or such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by Law.

8.4Enforcement Expenses; Indemnification.  (a) Each Guarantor agrees to pay or reimburse each Lender and the Collateral Agent for all its reasonable out-of-pocket costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, the reasonable out-of-pocket fees and disbursements of counsel to the Agents and, to the extent permitted by the Credit Agreement, to each other Secured Party.

(b)Subject to Section 3.01 of the Credit Agreement, each Guarantor agrees to pay, and to save the Agents and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c)Each Guarantor agrees to pay, and to save the Collateral Agent and the Lenders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrowers would be required to do so pursuant to Section 10.05 of the Credit Agreement.

(d)The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

8.5Successors and Assigns.  This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Agents and the other Secured Parties and their successors and permitted assigns in accordance with the Credit Agreement; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Agents.

8.6Set-Off.  If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency, but excluding payroll, employee benefits, tax, trust and other fiduciary deposit accounts) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of any Grantor against any and all of the Obligations now or hereafter existing under this Agreement or any other Loan Document, to such Lender irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document to the extent such Obligations are then due and payable. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including, other rights of setoff) that such Lender or its Affiliates may have. Each Lender agrees to notify the Parent and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice to the Parent shall not affect the validity of such setoff and application.

8.7Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy or email image), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

8.8Severability.  Any provision of this Agreement, which is prohibited or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.9Section Headings.  The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.10Integration  This Agreement and the other Loan Documents represent the agreement of the Grantors, the Agents and the Lenders with respect to, the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by either Agent or any Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

8.11GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8.12Submission To Jurisdiction; Waivers party hereto hereby irrevocably and unconditionally:

(a)submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, at the address referred to in Section 8.2 or at such other address of which the parties shall have been notified pursuant thereto;

(d)agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

8.13Acknowledgements.  Each Grantor hereby acknowledges that:

(a)it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b)neither Agent nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Agents and other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Lenders.

8.14Additional Grantors.  Each Subsidiary of the Borrowers that is required to become a party to this Agreement pursuant to Section 6.11 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of a Guarantee and Collateral Agreement Supplement in the form of Annex 1 hereto.

8.15Releases.  (a) At such time as the Loans, the Reimbursement Obligations and the other Obligations (other than contingent indemnity obligations not then due and payable) shall have been paid in full in cash, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of each Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors.  At the request and sole expense of any Grantor following any such termination, the Collateral Agent shall promptly deliver to such Grantor any Collateral held by the Collateral Agent hereunder, and promptly execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(b)If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Collateral Agent, at the request and sole expense of such Grantor, shall promptly execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.  At the request and sole expense of the Borrowers, a Guarantor shall be released from its obligations hereunder in the event that all the Equity Interests of such Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement.

8.16WAIVER OF JURY TRIAL.  EACH GRANTOR AND AGENT MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE CREDIT AGREEMENT, OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH AND THEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE AGENTS OR THE OTHER SECURED PARTIES RELATING TO THE ADMINISTRATION OF ANY LOAN OR ENFORCEMENT OF THE LOAN DOCUMENTS, AND AGREE THAT NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.  EXCEPT AS PROHIBITED BY LAW, EACH GRANTOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.  EACH PARTY HERETO CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER.  THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE PARTIES HERETO TO ACCEPT THIS AGREEMENT.

**The next pages are the signature pages.**

IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

ADMINISTRATIVE AGENT
AND COLLATERAL AGENT:

CITIZENS BANK, N.A.

/s/
By:	/s/ Clifford Mellor
Name: Clifford Mellor
Title: Senior Vice President

GRANTORS:

Advanced Forming Technology, Inc.
By:	/s/ Drew M. Kelley
	Name:	Drew M. Kelley
	Title:	Chief Financial Officer
ARC WIRELESS, INC.
By:	/s/ Drew M. Kelley
	Name:	Drew M. Kelley
	Title:	Chief Financial Officer
FLOMET LLC
By:	/s/ Drew M. Kelley
	Name:	Drew M. Kelley
	Title:	Chief Financial Officer
GENERAL FLANGE & FORGE LLC

By:	/s/ Drew M. Kelley
	Name:	Drew M. Kelley
	Title:	Chief Financial Officer
TEKNA SEAL LLC
By:	/s/ Drew M. Kelley
	Name:	Drew M. Kelley
	Title:	Chief Financial Officer
3D MATERIAL TECHNOLOGIES, LLC
By:	/s/ Drew M. Kelley
	Name:	Drew M. Kelley
	Title:	Chief Financial Officer

ARC GROUP WORLDWIDE, INC.
By:	/s/ Drew M. Kelley
	Name:	Drew M. Kelley
	Title:	Chief Financial Officer
ARC WIRELESS, LLC
By:	/s/ Drew M. Kelley
	Name:	Drew M. Kelley
	Title:	Chief Financial Officer
quadrant Metals Technologies llc
By:	/s/ Drew M. Kelley
	Name:	Drew M. Kelley
	Title:	Chief Financial Officer
ARC METAL STAMPING, LLC
By:	/s/ Drew M. Kelley
	Name:	Drew M. Kelley
	Title:	Chief Financial Officer
ADVANCE TOOLING CONCEPTS, LLC
By:	/s/ Drew M. Kelley
	Name:	Drew M. Kelley
	Title:	Chief Financial Officer
THIXOFORMING LLC
By:	/s/ Drew M. Kelley
	Name:	Drew M. Kelley
	Title:	Chief Financial Officer

Schedule 1

Notice Addresses of Guarantors

ARC Group Worldwide, Inc.
Attn: Drew Kelley, Chief Financial Officer

810 Flightline Blvd

Deland, FL 32724

Telephone: (386) 736-4890

Fax: (386) 736-6063

Email: dkelley@arcgroupworldwide.com

Arc Wireless, LLC

Attn: Drew Kelley, Chief Financial Officer

810 Flightline Blvd

Deland, FL 32724

Telephone: (386) 736-4890

Fax: (386) 736-6063

Email: dkelley@arcgroupworldwide.com

Schedule 2

Description of Investment Property

1.Pledged equity interests of 100% of the common stock of Advanced Forming Technology, Inc. owned by ARC Group Worldwide, Inc.

2.Pledged equity interests of 100% of the common stock of Arc Wireless, Inc. owned by ARC Group Worldwide, Inc.

3.Pledged equity interests of 100% of the membership interests of Quadrant Metals Technologies LLC owned by ARC Group Worldwide, Inc.

4.Pledged equity interests of 96.22% of the membership interests of Flomet LLC owned by Quadrant Metals Technologies LLC.

5.Pledged equity interests of 95.72% of the membership interests of Tekna Seal LLC owned by Quadrant Metals Technologies LLC.

6.Pledged equity interests of 100% of the membership interests of General Flange & Forge LLC owned by Quadrant Metals Technologies LLC.

7.Pledged equity interests of 100% of the membership interests of 3D Material Technologies, LLC owned by ARC Group Worldwide, Inc.

8.Pledged equity interests of 100% of the membership interests of Arc Wireless, LLC owned by ARC Group Worldwide, Inc.

9.Pledged equity interests of 65% of the shares of Arc Wireless LTD. owned by ARC Group Worldwide, Inc.

10.Pledged equity interests of 65% of the shares of AFT Hungary Kft. owned by ARC Group Worldwide, Inc.

11.Pledged equity interests of 100% of the membership interests of Advance Tooling Concepts, LLC owned by ARC Group Worldwide, Inc.

12.Pledged equity interests of 100% of the membership interests of Thixoforming LLC owned by ARC Group Worldwide, Inc.

13.Pledged equity interests of 100% of the membership interests of ARC Metal Stamping, LLC owned by ARC Group Worldwide, Inc.

SCHEDULE 3

Filings and Other Actions Required to Perfect Security Interest

None.

Schedule 4

Jurisdiction of Organization, etc

Legal Name	Type of Organization	Registered Organization (Yes/No)	Organizational Number	Federal Taxpayer Identification Number	State of Organization
ARC Group Worldwide, Inc.	Corporation	Yes	979224-0142	87-0454148	Utah
Quadrant Metals Technologies LLC	LLC	Yes	4941802	27-5312940	Delaware
Advanced Forming Technology, Inc.	Corporation	Yes	20121413674	84-1044282	Colorado
Flomet LLC	LLC	Yes	5004696	59-3534503	Delaware
Tekna Seal LLC	LLC	Yes	L02000023981	04-3712964	Florida
General Flange & Forge LLC	LLC	Yes	4941806	27-5313347	Delaware
Arc Wireless, Inc.	Corporation	Yes	4979644	45-5387857	Delaware
Arc Wireless, LLC	LLC	Yes	4963274	45-1589697	Delaware
3D Material Technologies, LLC	LLC	Yes	5447212	46-4407963	Delaware
Advance Tooling Concepts, LLC	LLC	Yes	19981214010	84-1481079	Colorado
Thixoforming LLC	LLC	Yes	20121291233	45-5374602	Colorado
ARC Metal Stamping, LLC	LLC	Yes	5524422	46-5564567	Delaware

Schedule 5

Locations of Inventory and Equipment

Company	Address	County	State
Advanced Forming Technology, Inc.	7040 Weld County Rd 20 Longmont	Weld	Colorado 80504
Advanced Forming Technology, Inc.	Black & Decker de Reynosa Avenida De Los Encinos No. 1 Reynosa, 88780 Mexico
Flomet LLC	810 Flightline Blvd Deland 813B Flightline Blvd. Units 19 & 20 Deland	Volusia	Florida 32724
Tekna Seal LLC	5301 East River Rd Suite 109 Minneapolis	Hennepin	Minnesota 55421
General Flange & Forge LLC	2381 Philmont Ave Suite 125 Huntingdon Valley	Philadelphia	Pennsylvania 19006
3D Material Technologies, LLC	810 Flightline Blvd Deland	Volusia	Florida 32724
Advance Tooling Concepts, LLC	33 South Pratt Parkway, Longmont, CO 80501 1625 and 1751 S. Fordham Street Longmont, CO 80503	Boulder	Colorado
Thixoforming LLC	8906 Frontier St Firestone, CO 80504	Weld	Colorado
ARC Metal Stamping, LLC	4111 Munson Hwy. Hudson	Lenawee	Michigan 49247
ARC Metal Stamping, LLC	447 E. Walnut St. Wauseon	Fulton	Ohio 43567
ARC Wireless, Inc.	Shanghai Waigaoqiao International Logistics Co., Ltd. ShanHai Waigaoqiao Bonded logistics part, Shen Ya Road 240 E2/1A China

ARC Wireless, Inc.	Shanghai Laurels Logistics Co., Ltd. No. 666 TongShun Avenue Pudong New Area Shanghai, China

Schedule 6(a)

Deposit Accounts

OWNER	BANK	Account Number	Payroll Account (Yes/No)
Flomet LLC	Mainstreet Community Bank of Florida	1307835	No
Flomet LLC	Mainstreet Community Bank of Florida	1324454	No
Flomet LLC	Mainstreet Community Bank of Florida	1333240	No
ARC Group Worldwide, Inc.	Citizens Bank, N.A.	2233434131	No
3D Material Technologies, LLC	Citizens Bank, N.A.	2233434166	No
Flomet LLC	Citizens Bank, N.A.	2233434247	No
Flomet LLC	Citizens Bank, N.A.	2233434255	Yes
Tekna Seal LLC	Citizens Bank, N.A.	2233434263	No
General Flange & Forge LLC	Citizens Bank, N.A.	2233434239	No
ARC Metal Stamping, LLC	Citizens Bank, N.A.	2233434212	No
ARC Group Worldwide, Inc.	Citizens Bank, N.A.	2233434123	No
Advanced Forming Technology, Inc.	Citizens Bank, N.A.	2233434190	No
Advanced Forming Technology, Inc.	Citizens Bank, N.A.	2233434204	Yes
ARC Group Worldwide, Inc.	Citizens Bank, N.A.	2233434158	No
Thixoforming LLC	Citizens Bank, N.A.	2233434174	No
Thixoforming LLC	Citizens Bank, N.A.	2233434182	Yes
Advance Tooling Concepts, LLC	Citizens Bank, N.A.	2233434271	No
Advance Tooling Concepts, LLC	Citizens Bank, N.A.	2233434298	Yes

Schedule 6(b)

Securities Accounts and Commodity Accounts

None.

Schedule 7

Receivables Due from Governmental Authorities

None.

Schedule 8(a)

Patents and Patent Licenses

UNITED STATES PATENTS:

Issued Patents:

OWNER	PATENT NUMBER	DESCRIPTION
ARC Group Worldwide, Inc.	5,829,121	Patented process used to manufacture certain of our flat planar antennas
ARC Group Worldwide, Inc.	5,995,059	Antennas from coaxial cable
ARC Group Worldwide, Inc.	D408,415	Conformal antenna for a satellite dish
ARC Group Worldwide, Inc.	5,793,336	Conformal antenna assemblies
ARC Group Worldwide, Inc.	6,218,991	Compact planar inverted F antenna suited for remote wireless metering
ARC Group Worldwide, Inc.	6,421,014	Compact dual narrow band microstrip antenna particularly suited for remote wireless metering
ARC Group Worldwide, Inc.	6,577,276	Low cross-polarization microstrip patch radiator
ARC Group Worldwide, Inc.	6,768,461	Freedom Antenna®
ARC Group Worldwide, Inc.	6,788,258	Partially Shared Antenna Aperture
ARC Group Worldwide, Inc.	6,885,350	Microstrip Fed Log antenna
ARC Group Worldwide, Inc.	7,064,729	Omni-Dual Band Antenna & System
ARC Group Worldwide, Inc.	8,014,157	Circuit board mounting system
ARC Group Worldwide, Inc.	7,950,960	Pressed in cable transition and method
ARC Group Worldwide, Inc.	4,914,445	Microstrip Antennas and Multiple Radiator Array Antennas
ARC Group Worldwide, Inc.	5,363,114	Planar Serpentine Antennas
ARC Group Worldwide, Inc.	6,421,014	Company Dual Narrow Band Microstrip Antenna
ARC Group Worldwide, Inc.	8,362,969	Adjustable Antenna Baffling System
ARC Group Worldwide, Inc.	5,905,465	Antenna System for Mobile Communication Applications
ARC Group Worldwide, Inc.	6,121,929	Antenna System
ARC Group Worldwide, Inc.	6,239,751	Low Profile Tunable Antenna
ARC Group Worldwide, Inc.	6,414,636	Radio Frequency Connector for Reducing Passive Inter-Modulation Effects

Flomet LLC	5,848,350	Nickel-Free Stainless Steel Alloy Procesible Through Metal Injection Molding Techniques to Produce Articles Intended For Use In Contact With The Human Body
Tekna Seal LLC	5,726,854	Voltage Arrestor For Use With Delicate Electronic Components
Tekna Seal LLC	5,768,083	Method of Suppressing Electrostatic Energy in Glass-To-Metal Hermetic Seal Devices

Applications:

OWNER	APPLICATION NUMBER	DESCRIPTION
ARC Group Worldwide, Inc.	20110138614	Pressed In Cable Transition Method

Licenses: None

OTHER PATENTS: Registrations: None. Applications: None. Licenses: None.

Schedule 8(b)

Trademarks and Trademark Licenses

UNITED STATES TRADEMARKS:

Registrations:

OWNER	REGISTRATION NUMBER	TRADEMARK
ARC Group Worldwide, Inc.[1]	Reg #2919769	OMNIBASE®
ARC Group Worldwide, Inc.	Reg # 2983834	PARITY®
ARC Group Worldwide, Inc.	Reg #3604882	ARC VLPA®
ARC Group Worldwide, Inc.	Reg #3542067	FREEDOM BLADE®
ARC Group Worldwide, Inc.	Reg #4095525	Overlapping arc design in our logo
Flomet LLC	Reg #2136596	FLOMET LLC®

Applications: None

Licenses: None

1 All trademarks listed as property of ARC Group Worldwide, Inc. are recorded with the USPTO in the name of “ARC Wireless Solutions, Inc.”, the prior name of  ARC Group Worldwide, Inc.

Schedule 8(b) (continued)

OTHER TRADEMARKS:

Registrations: None.

Applications: None.

Licenses: None.

UNREGISTERED TRADEMARKS:

None

Schedule 8(c)

Copyrights and Copyright Licenses

UNITED STATES COPYRIGHTS

Registrations: None

Applications: None

Licenses: None

OTHER COPYRIGHTS

Registrations: None

Applications: None

Licenses: None

Schedule 9

Commercial Tort Claims

None.

[Signature Page to Guarantee and Collateral Agreement]

Exhibit A

to Guarantee and Collateral Agreement

[FORM OF] COPYRIGHT SECURITY AGREEMENT

This COPYRIGHT SECURITY AGREEMENT (this “Agreement”), dated as of _____________ __, ____, is made between [Grantor], a [______________] (the “Grantor”), and Citizens Bank, N.A., as collateral agent (together with its successor(s) thereto in such capacity, the “Collateral Agent”) for each of the Secured Parties.

WITNESSETH:

WHEREAS, [certain affiliates of] the Grantor and the Collateral Agent, among others, are parties to the Credit Agreement, dated as of April 7, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), with the Lenders party thereto;

WHEREAS, in connection with the Credit Agreement, the Grantor has executed and delivered the Guarantee and Collateral Agreement, dated as of April 7, 2014 (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”);

WHEREAS, pursuant to the Guarantee and Collateral Agreement, the Grantor is required to execute and deliver this Agreement and to grant to the Collateral Agent a continuing security interest in all of the Copyright Collateral (as defined below) to secure all Secured Obligations; and

WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lenders to make Loans and issue or participate in Letters of Credit pursuant to the Credit Agreement, the Grantor agrees, for the benefit of each Secured Party, as follows:

Section 1. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Guarantee and Collateral Agreement.

Section 2. Grant of Security Interest. To secured the Secured Obligations, the Grantor hereby assigns, pledges, hypothecates, charges, mortgages, delivers, and transfers to the Collateral Agent, for its benefit and the ratable benefit of each other Secured Party, and hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a continuing security interest in all of the following Copyright Collateral (as defined below), whether now or hereafter existing or acquired by the Grantor.

“Copyright Collateral” means all copyrights of the Grantor, whether statutory or common law, registered or unregistered and whether published or unpublished, now or hereafter in force throughout the world including all of the Grantor’s right, title and interest in and to all copyrights registered in the United States Copyright Office or anywhere else in the world and also including the registered copyrights referred to in Item A of Schedule I attached hereto, and registrations and recordings thereof and all applications for registration thereof, whether pending or in preparation, all copyright licenses, the right to sue for past, present and future infringements of any of the foregoing, all rights corresponding thereto, all extensions and renewals of any thereof and all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and proceeds of suit. Notwithstanding the foregoing, “Copyright Collateral” shall not include any general intangibles or other rights arising under any contracts, instruments, licenses or other documents relating to any of the foregoing Copyright Collateral as to which the grant of a security interest would (i) constitute a violation of a valid and effective restriction in favor of a third party on such grant, unless and until any required consents shall have been obtained or (ii) give any other party to such contract, instrument, license or other document the right to terminate its obligations thereunder pursuant to any valid and effective provision thereof.

Section 3. Guarantee and Security Agreement. This Agreement has been executed and delivered by the Grantor for the purpose of registering the security interest of the Collateral Agent in the Copyright Collateral with the United States Copyright Office and corresponding offices in other countries of the world. The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Collateral Agent for the benefit of the Secured Parties under the Guarantee and Collateral Agreement. The Guarantee and Collateral Agreement (and all rights and remedies of the Collateral Agent thereunder) shall remain in full force and effect in accordance with its terms.

Section 4. Acknowledgment. The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Copyright Collateral granted hereby are more fully set forth in the Guarantee and Collateral Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.

Section 5. Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

[GRANTOR] By: Name: Title:

CITIZENS BANK, N.A., as Collateral Agent By: Name: Title:

SCHEDULE I

to Copyright Security Agreement

Item A. Copyrights/Mask Works

Registered Copyrights/Mask Works

Country*        Registration No.        Registration Date        Author(s)        Title

Copyright/Mask Work Pending Registration Applications

*Country        Serial No.        Filing Date        Author(s)        Title

Exhibit B

to Guarantee and Collateral Agreement

[FORM OF] PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT (this “Agreement”), dated as of _____________ __, ____, is made between [Grantor], a [___________] (the “Grantor”), and Citizens Bank, N.A., as collateral agent (together with its successor(s) thereto in such capacity, the “Collateral Agent”) for each of the Secured Parties.

WITNESSETH:

WHEREAS, [certain affiliates of] the Grantor and the Collateral Agent, among others, are parties to the Credit Agreement, dated as of April 7, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), with the Lenders party thereto;

WHEREAS, in connection with the Credit Agreement, the Grantor has executed and delivered the Guarantee and Collateral Agreement, dated as of April 7, 2014 (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Security Agreement”);

WHEREAS, pursuant to the Guarantee and Collateral Agreement, the Grantor is required to execute and deliver this Agreement and to grant to the Collateral Agent a continuing security interest in all of the Patent Collateral (as defined below) to secure all Secured Obligations; and

WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lenders to make Loans and issue or participate in Letters of Credit pursuant to the Credit Agreement, the Grantor agrees, for the benefit of each Secured Party, as follows:

Section 1. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Guarantee and Collateral Agreement.

Section 2. Grant of Security Interest. As security for the Secured Obligations, the Grantor hereby assigns, pledges, hypothecates, charges, mortgages, delivers, and transfers to the Collateral Agent, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a continuing security interest in all of the following property, whether now or hereafter existing or acquired by the Grantor (the “Patent Collateral”):

(a)all of its letters patent and applications for letters patent throughout the world, including all patent applications in preparation for filing and each patent and patent application referred to in Item A of Schedule I attached hereto;

(b)all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the items described in clause(a);

(c)all of its patent licenses; and

(d)all proceeds of, and rights associated with, the foregoing (including license royalties and proceeds of infringement suits), the right to sue third parties for past, present or future infringements of any patent or patent application, and for breach or enforcement of any patent license.

Notwithstanding the foregoing, “Patent Collateral” shall not include any general intangibles or other rights arising under any contracts, instruments, licenses or other documents relating to any of the foregoing Patent Collateral as to which the grant of a security interest would (i) constitute a violation of a valid and effective restriction in favor of a third party on such grant, unless and until any required consents shall have been obtained or (ii) give any other party to such contract, instrument, license or other document the right to terminate its obligations thereunder pursuant to any valid and effective provision thereof.

Section 3. Guarantee and Collateral Agreement. This Agreement has been executed and delivered by the Grantor for the purpose of registering the security interest of the Collateral Agent in the Patent Collateral with the United States Patent and Trademark Office and corresponding offices in other countries of the world. The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Collateral Agent for the benefit of the Lenders under the Guarantee and Collateral Agreement. The Guarantee and Collateral Agreement (and all rights and remedies of the Collateral Agent thereunder) shall remain in full force and effect in accordance with its terms.

Section 4. Acknowledgment. The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Patent Collateral granted hereby are more fully set forth in the Guarantee and Collateral Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.

Section 5. Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

[GRANTOR] By: Name: Title:

CITIZENS BANK, N.A., as Collateral Agent By: Name: Title:

SCHEDULE I

to Patent Security Agreement

Item A. Patents

Issued Patents

*Country        Patent No.        Issue Date        Inventor(s)        Title

Pending Patent Applications

*Country        Serial No.        Filing Date        Inventor(s)        Title

*  List items related to the United States first for ease of recordation. List items related to other countries next, grouped by country and in alphabetical order by country name.

EXHIBIT C

to Guarantee and Collateral Agreement

[FORM OF] TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT (this “Agreement”), dated as of _____________ __, ____ is made between [Grantor], a [______________________] (the “Grantor”), and Citizens Bank, N.A., as collateral agent (together with its successor(s) thereto in such capacity, the “Collateral Agent”) for each of the Secured Parties.

WITNESSETH:

WHEREAS, [certain affiliates of] the Grantor and the Collateral Agent, among others, are parties to the Credit Agreement, dated as of April 7, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), with the Lenders party thereto;

WHEREAS, in connection with the Credit Agreement, the Grantor has executed and delivered the Guarantee and Collateral Agreement, dated as of April 7, 2014 (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”);

WHEREAS, pursuant to the Guarantee and Collateral Agreement, the Grantor is required to execute and deliver this Agreement and to grant to the Collateral Agent a continuing security interest in all of the Trademark Collateral (as defined below) to secure all Secured Obligations; and

WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lenders to make Loans and issue or participate in Letters of Credit pursuant to the Credit Agreement, the Grantor agrees, for the benefit of each Secured Party, as follows:

Section 1. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Guarantee and Collateral Agreement.

Section 2. Grant of Security Interest. As security for the Secured Obligations, the Grantor hereby assigns, pledges, hypothecates, charges, mortgages, delivers, and transfers to the Collateral Agent, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a continuing security interest in all of the following property, whether now or hereafter existing or acquired by the Grantor (the “Trademark Collateral”):

(a)(i) all of its trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos and other source or business identifiers, and all goodwill of the business associated therewith, now existing or hereafter adopted or acquired including those filed or registered items referred to in Item A of Schedule I attached hereto, whether currently in use or not, all registrations and recordings thereof and all applications in connection therewith, whether pending or in preparation for filing, including registrations, recordings and applications in the United States Patent and Trademark Office or in any office or agency of the United States of America or any State thereof or any other country or political subdivision thereof or otherwise, and all common-law rights relating to the foregoing, and (ii) the right to obtain all reissues, extensions or renewals of the foregoing (each, a “Trademark”);

(b)all Trademark licenses for the grant by or to the Grantor of any right to use any Trademark; and

(c)all proceeds of, and rights associated with, the foregoing, including any claim by the Grantor against third parties for past, present or future infringement or dilution of any Trademark, Trademark registration or Trademark license.

Notwithstanding the foregoing, “Trademark Collateral” shall not include (i) any “intent-to-use” Trademark applications, or (ii) any general intangibles or other rights arising under any contracts, instruments, licenses or other documents relating to any of the foregoing Trademark Collateral in each case (i) and (ii), solely for so long as and to the extent that as to which the grant of a security interest would (A) constitute a violation of a valid and effective restriction in favor of a third party on such grant, unless and until any required consents shall have been obtained or (B give any other party to such contract, instrument, license or other document the right to terminate its obligations thereunder pursuant to any valid and effective provision thereof.

Section 3. Guarantee and Collateral Agreement. This Agreement has been executed and delivered by the Grantor for the purpose of registering the security interest of the Collateral Agent in the Trademark Collateral with the United States Patent and Trademark Office and corresponding offices in other countries of the world. The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Collateral Agent for the benefit of the Secured Parties under the Guarantee and Collateral Agreement. The Guarantee and Collateral Agreement (and all rights and remedies of the Collateral Agent thereunder) shall remain in full force and effect in accordance with its terms.

Section 4. Acknowledgment. The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Trademark Collateral granted hereby are more fully set forth in the Guarantee and Collateral Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.

Section 5. Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

[GRANTOR] By: Name: Title:

CITIZENS BANK, N.A., as Collateral Agent By: Name: Title:

SCHEDULE I

to Trademark Security Agreement

Item A. Trademarks

Registered Trademarks

*Country        Trademark        Registration No.        Registration Date

Pending Trademark Applications

*Country        Trademark        Serial No.        Filing Date

Annex 1

to Guarantee and Collateral Agreement

[FORM OF] GUARANTEE AND COLLATERAL AGREEMENT SUPPLEMENT

GUARANTEE AND COLLATERAL AGREEMENT SUPPLEMENT, dated as of _____________________, 20__ (this “Supplement”), made by ___________________________ (the “Additional Grantor”), in favor of Citizens Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”) for the banks and other financial institutions or entities (the “Lenders”) parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

WITNESSETH:

WHEREAS, ARC GROUP WORLDWIDE, INC., a Utah corporation (the “Parent”), Advanced Forming Technology, Inc., a Colorado corporation (“AFT”), ARC WIRELESS, INC., a Delaware corporation (“Wireless”), FLOMET LLC, a Delaware limited liability company (“Flomet”), GENERAL FLANGE & FORGE LLC, a Delaware limited liability company (“General Flange”), TEKNA SEAL LLC, a Florida limited liability company (“TeknaSeal”), 3D MATERIAL TECHNOLOGIES, LLC, a Delaware limited liability company (“3D Material”), QUADRANT METALS TECHNOLOGIES LLC, a Delaware limited liability company (“Quadrant” and together with AFT, Wireless, Flomet, General Flange, TeknaSeal, 3D Material, the “Existing Borrowers” and each, an “Existing Borrower”), ARC METAL STAMPING, LLC, a Delaware limited liability company (“Stamping”), ADVANCE TOOLING CONCEPTS, LLC, a Colorado limited liability company (“Tooling”), and THIXOFORMING LLC, a Colorado limited liability company (“Thixoforming” and together with the Existing Borrowers, Stamping and Tooling, each a “Borrower” and, collectively the “Borrowers”), the Lenders, the Administrative Agent and the Collateral Agent have entered into the Credit Agreement, dated as of April 7, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, the Borrowers, the Parent, and certain of their respective Subsidiaries (other than the Additional Grantor) have entered into the Guarantee and Collateral Agreement, dated as of April 7, 2014 (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) in favor of the Administrative Agent and the Collateral Agent, in each case for the benefit of the Secured Parties;

WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Supplement in order to become a party to the Guarantee and Collateral Agreement;

NOW, THEREFORE, IT IS AGREED:

1. Guarantee and Security Agreement. By executing and delivering this Supplement, the Additional Grantor, as provided in Section 8.14 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder.  The Additional Grantor hereby assigns and transfers to the Collateral Agent, and hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, all of its Collateral now owned or at any time hereafter acquired by the Additional Grantor or in which the Additional Grantor now has or at any time in the future may acquire any right, title or interest, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Additional Grantor’s Secured Obligations.  The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Guarantee and Collateral Agreement.  The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Guarantee and Collateral Agreement (as such representations and warranties relate to the Additional Grantor) is true and correct on and as the date hereof in all material respects (after giving effect to this Supplement) as if made on and as of such date.

2.Governing Law. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Supplement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:

Name:

Title:

Annex 1-A

to Assumption Agreement